UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 21, 2014

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota		55391
(Address of Principal Executive Offices)		(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

William DeRosa, age 32, was elected to join the board of directors of Dakota Plains Holdings, Inc. (the “Company”), filling a seat created by an increase in the size of the board of directors from six to seven directors, effective July 21, 2014. Mr. DeRosa has served as Director of Research at Lone Star Value Management, LLC (“Lone Star Value”) since April 2014. Prior to joining Lone Star Value, Mr. DeRosa was a Senior Analyst on the Special Situations Equity team at Magnetar Capital from March 2013 to March 2014. From January 2012 to March 2013, Mr. DeRosa was an Equity Industrials Analyst at Tudor Investment Management, and from September 2010 to January 2012 he was an Assistant Vice President and Analyst covering Autos, Transportation and Machinery at Soros Fund Management, LLC. Mr. DeRosa received an MBA from Cornell University’s S.C. Johnson School of Management and a BA from Hamilton College.

The Company is not aware of any arrangement or understanding between Mr. DeRosa and any other person pursuant to which Mr. DeRosa was appointed to the Company’s board of directors. Mr. DeRosa will participate in the Company’s non-employee director compensation programs as described in the Proxy Statement for the Company’s 2014 annual meeting of stockholders, as such programs are amended from time to time.

A copy of the press release announcing Mr. DeRosa’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

	99	Press Release dated July 22, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 21, 2014

DAKOTA PLAINS HOLDINGS, INC.

By	/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

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EXHIBIT INDEX

No.	Description	Manner of Filing
99	Press Release dated July 22, 2014	Filed Electronically

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